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                                                            EXHIBIT 23.1

                              CONSENT OF KPMG LLP

The foregoing consent is in the form that will be signed upon the consummation of the Company's common stock split described in Note 1C to the financial statements.



                                                            /s/ KPMG LLP
                                                            KPMG LLP
Atlanta, GA
August 9, 1999





The Board of Directors and Shareholders
Telemate.Net Software, Inc.:

The audits referred to in our report dated June 18, 1999, except as to Note 1c which is as of August_, 1999, included the related financial statement schedule as of December 31, 1998, and for each of the years in the three-year period ended December 31, 1998, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Atlanta, GA
August __, 1999


                                                            KPMG LLP